SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 21, 2001
Date of Report (Date of earliest event reported)

POINT WEST CAPITAL CORPORATION
( Exact name of registrant as specified in its charter)

Delaware	0-27736	94-3165263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Montgomery Street, Suite 250, San Francisco, CA 94111
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (415)394-9467

Item 5. Other Events

        On March 21,  2001 the company issued a press release announcing 2000 results and financial condition and dismissal of SocietyPool Bankruptcy.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits

        99.1 Text of Press Release dated March 21,  2001.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

POINT WEST CAPITAL CORPORATION

By: /s/ Alan B. Perper
Alan B. Perper
President

Date: March 22, 2001

EXHIBIT INDEX

Exhibit Number	Document Description	Sequential Page Number
99.1	Text of Press Release dated March 21, 2001
5

FOR IMMEDIATE RELEASE
March 21, 2001

POINT WEST CAPITAL CORPORATION
ANNOUNCES 2000 RESULTS
AND FINANCIAL CONDITION
AND DISMISSAL OF SOCIETYPOOL BANKRUPTCY

SAN FRANCISCO- (March 21, 2001) Point West Capital Corporation (Nasdaq Symbol: PWCC) today reported the following:

(Dollars in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2000	1999	2000	1999
Net (loss) income	$ (8,657)	$ 4,411	$ (15,566)	$ 9,832
Basic (loss) income per share	$ (2.58)(1)	$ 1.32 (2)	$ (4.64)(3)	$ 2.95(4)
Diluted (loss) income Per share	$ (2.58)(1)	$ 1.25 (5)	$ (4.64)(3)	$ 2.70(6)

(1)	Based on 3,352,624 weighted-average shares of common stock outstanding.
(2)	Based on 3,350,667 weighted-average shares of common stock outstanding.
(3)	Based on 3,352,534 weighted-average shares of common stock outstanding.
(4)	Based on 3,329,409 weighted-average shares of common stock outstanding.
(5)	Based on 3,525,610 weighted-average shares of common stock outstanding.
(6)	Based on 3,641,716 weighted-average shares of common stock outstanding.

                    The $15.6 million net loss for the year 2000 is primarily attributable to $10.4 million of net loss on securities recognized by Point West Ventures, which makes loans to and invests in small businesses. This compares to $13.0 million of net gain on securities recognized by Point West Ventures in 1999, which was the primary reason for the $9.8 million of net income in 1999. Point West Ventures has focused on equity investments in businesses in the areas of e-commerce, Internet and telecommunications. Point West Ventures’ net losses on securities in 2000 resulted primarily from write-downs and write-offs of impaired investments. These write-downs or write-offs were a result of deterioration of growth prospects for some companies and the uncertainty that such companies will be able to raise additional capital in light of the market downturn related to Internet and other technology stocks. Also contributing to the Company’s net loss for 2000 was a $2.0 million net loss from Allegiance during 2000 compared to a $480,000 net loss in 1999.

                    Allegiance previously made loans to funeral homes and cemetery owners, but its external financing source expired in December 2000. Therefore, Allegiance has suspended loan origination activities. If Allegiance is unable to repay $9.1 million of outstanding revolving debt by July 15, 2001, the holders of Allegiance’s debt could declare an event of default. Additionally, Allegiance has two non-performing loans in its loan portfolio, which has caused payments to cease to Allegiance Capital and Point West Capital for servicing and to Allegiance Capital for the residual equity it owns in the securitization. Allegiance is attempting to work out the non-performing loans. If Allegiance cannot, by April 15, 2001, resolve the non-performing loans to the satisfaction of the holders of Allegiance’s debt, those holders could declare an event of default.

                    The Company’s consolidated financial statements included in its 2000 Form 10-K were prepared assuming the Company will continue as a going concern.

                    Finally, the Company announced that on March 13, 2001, a bankruptcy court granted Point West Capital’s motion to dismiss a bankruptcy petition with respect to SocietyPool, one of the Company’s consolidated entities, filed by two other members of SocietyPool. Point West Capital is still in arbitration with two other members of SocietyPool.

                    Further information regarding the Company, its results of operations and the other matters discussed in this press release is contained in the Company's 2000 Form 10-K filed with the Securities and Exchange Commission on March 14, 2001.

                    The following is summary balance sheet information as of December 31, 2000:

Cash and cash equivalents..................	$ 2,987,686
Restricted cash (1)........................	$ 2,442,315
Investment securities
Available-for-sale.....................
$ 115,599
Loans receivable, net of unearned income of
$713,520 and net of an allowance for loan

losses of $190,000.....................
$36,889,745
Purchased life insurance policies..........	$30,405,291
Non-marketable securities..................	$10,443,654
Total assets...............................	$85,633,207
Revolving certificates.....................	$9,133,287
Term certificates..........................	$23,897,245
Securitized notes payable..................	$35,276,369
Debenture payable..........................	$ 6,500,000
Total liabilities..........................	$75,862,444
Accumulated comprehensive loss.............	$ (109,522)
Retained deficit...........................	$(17,381,283)
Total stockholders’ equity.................	$ 9,770,763

(1)	Restricted cash as of December 31, 2000 includes $2.0 million for SocietyPool. The balance of restricted cash is comprised of funds held by Allegiance Capital Trust and DPFC.

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: SPECIALTY FINANCE).

CONTACTS:    POINT WEST CAPITAL CORPORATION,  SAN FRANCISCO.
             Alan B. Perper, 415/394-9467